Exhibit 99.1

Equal Energy Announces Change to Convertible Debenture Conversion Price

OKLAHOMA CITY, September 27, 2013 /CNW/ - Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) announces that the September 25, 2013 dividend payment of US $0.05 per common share has resulted in an adjustment to its outstanding 6.75% Convertible Debentures due March 31, 2016 (the “Debentures”). Under the terms of the indenture, the conversion price for the Debentures is reduced from $8.73 to $8.64. In addition, each Debenture is now convertible into 115.79 common shares of Equal.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

For further information please contact:

Scott Smalling

Senior Vice President Finance and CFO

(405) 242-6020